1 Ingredion Incorporated 5 Westbrook Corporate Center Westchester, IL 60154 PERSONAL & CONFIDENTIAL April 16, 2023 Robert Ritchie Delivered electronically Dear Rob: Congratulations! I am pleased to confirm your appointment to the position of Senior Vice President, Food and Industrial Ingredients Americas, with an effective date of May 2, 2023. You will continue to be based out of the Westchester, IL location and will report directly to James Zallie, President & Chief Executive Officer as a member of the Ingredion ELT. Additionally, by virtue of this appointment you will become a Section 16 Officer of Ingredion and therefore will be subject to all SEC reporting requirements. Base Salary: Your base salary will be increased to an annual rate of $500,000 USD and will be paid in accordance with Ingredion’s payroll procedures, which currently provide for semi-monthly payments. Your base salary includes compensation for all time worked, as well as appropriate consideration for Company holidays and other time off. Your position is grade level O and is exempt. Short Term Incentive Compensation: Your Ingredion Annual Incentive Plan (AIP) target bonus will increase to 70% of your annual base salary; however, depending on the performance achieved, the actual earned award can vary. Your AIP payout for 2023 will be pro-rated based on the time period you were aligned with each AIP target bonus percentage. Long Term Incentive Compensation: As additional recognition for your appointment to the new role, you will be awarded $300,000 USD off-cycle Restricted Stock Units (“RSUs”) with a grant date of May 2, 2023. These RSUs will cliff vest after three years. Additional information on the number of shares will be provided once the calculations can be completed. Beginning in the first quarter of 2024, you will be eligible to receive equity awards at the ELT level. The value of future awards under the LTIP will be based upon the Company's budget for long-term incentive compensation, your job performance, and the scope of your role and responsibilities and are subject to Board approval.

2 Executive Perquisites: In your new role, you will be eligible for: o You will have the choice of: 1) Company car allowance of $15,000 per annum (prorated for 2023 based on your effective date in the new role) paid through U.S. payroll; or 2) Lease of a Company vehicle o Financial advisory perquisite reimbursement of up to $5,500 o An annual executive physical through Northwestern Medicine Stock Ownership Requirements o You will be subject to a stock ownership requirement of three-times-base-salary and have five years to achieve this level. o Share ownership for this purpose includes direct and indirect ownership of common stock, including restricted stock and shares held through the lngredion 401(k) plan, RSUs and phantom stock units held in the SERP. Stock options and unvested performance shares are not included in ownership for this purpose. o Please note that unless or until the ownership requirement has been achieved, you are not permitted to sell shares of common stock other than to fund the payment of the exercise price of options or to fund the payment of taxes upon the exercise of options or vesting of restricted stock units ("RSUs") or shares of restricted stock. Confidentiality and Intellectual Property Rights and Non-Competition Agreements o The terms and conditions of this offer remain contingent upon your agreement to the Restrictive Covenants contained in the form of Executive Severance Agreement provided by the Company, the terms and conditions of which shall be deemed incorporated herein by reference, but which shall survive termination of your employment in accordance with its terms. o This offer letter and the Executive Severance Agreement shall constitute the entire agreement and understanding with respect to the matters described herein and supersede any and all prior and/or contemporaneous agreements and understandings, oral or written. o You agree that the benefits provided in this offer letter and the other benefits offered in the Executive Severance Agreement constitute sufficient consideration for your execution of these agreements. Conditions of Employment As a condition of our offer of employment, as well as your continued employment by the Company, you must read, understand and abide by all applicable agreements and policies including: 1. the Executive Severance Agreement 2. the Ingredion Policies on Business Conduct All documents are provided with this letter, and you are required to sign and return the Executive Severance Agreement with this offer letter. You also will be required to comply with the Ingredion Policies on Business conduct. You agree that the benefits provided in this offer letter,

3 as well as your continued employment, constitute sufficient consideration for your execution of these agreements. You further agree that you will remain in compliance with such agreements and any and all professional ethics obligations and will not use or disclose any proprietary or other confidential information in connection with your performance of your duties for Ingredion. Additionally, you agree that the terms and conditions presented in this letter as well as in the Executive Severance Agreement replace any and all prior offer letters and severance agreements between you and Ingredion Incorporated. Withholding requirements All amounts paid or provided to you under this offer letter will be subject to any applicable income, payroll, or other tax withholding requirements. At-will employment Nothing stated in this offer letter nor in any of our prior communications constitutes, or may be construed as, a commitment to, or contract of or for, employment for any specific duration. Your employment with the Company will be “at will,” which means you may leave the Company, or the Company may require you to leave its employ, for any reason, at any time, except as otherwise provided by law. This at-will relationship will remain in effect throughout your employment with the Company and any of its successors, affiliates or related entities, unless it is modified by a specific, express, written employment contract which is signed by you and an authorized executive of the Company. Rob, we look forward to the valuable contributions you will make in your new role at Ingredion. Sincerely, James Zallie President and Chief Executive Officer Ingredion Incorporated Enclosures: • Executive Severance Agreement • Ingredion Policies on Business Conduct

4 Acceptance of appointment Please indicate your acceptance of this appointment by signing and dating below, signing the enclosed Executive Severance Agreement, completing the information on this page, and returning the documents to Julie Quinn, VP, Total Rewards at julie.quinn@ingredion.com. I, Robert Ritchie, accept the terms and conditions set forth in this letter for the position of Senior Vice President, Food and Industrial Ingredients Americas with Ingredion Incorporated. Signature: Date: April 17, 2023